                                                                     EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  National City Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST, that a meeting of the Directors of the Corporation was duly called and held on February 24, 1997, at which meeting of Directors a quorum was present and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 14, 1997.

    SECOND, that a meeting of the stockholders of the Corporation was duly called and held on April 14, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of the Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirely as follows:

        "FOURTH: The Corporation is authorized to issue a total of seven hundred five million (705,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, seven hundred million (700,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

  IN WITNESS WHEREOF, David A, Daberko, Chairman and Chief Executive Officer of the Corporation, acting for and on its behalf, have hereunto subscribed his name on November 4, 1997.

                                             National City Corporation

                                             By: /s/ DAVID A. DABERKO
                                             -----------------------------------
                                               David A. Daberko, Chairman and
                                                   Chief Executive Officer
STATE OF OHIO      )   SS
COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said County and State, personally appeared David A. Daberko, in his capacity as Chairman and Chief Executive Officer of the above-named corporation, National City Corporation, who acknowledged that he did sign the foregoing for and on behalf of that corporation, by authority of its board of directors, that the same is the act and deed of that corporation and is the act and deed of himself personally and as such officer, and that the facts stated therein are true.

IN TESTIMONY WHEREOF, I set my hand and official seal, this 4th day of November, 1997.

                                                    /s/ DAVID PAUL LEWIS
                                             -----------------------------------
                                                        Notary Public
                                               David Paul Lewis, Atty. At Law
                                               NOTARY PUBLIC -- STATE OF OHIO
                                               My Commission Has No Expiration
                                                            Date
                                                      SEC. 147.03 R.C.

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       FIRST, that a meeting of the Directors of the Corporation was duly called and held on February 22, 1993, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 26, 1993.

       SECOND, that thereafter a meeting of the stockholders of the Corporation was duly called and held on April 26, 1993, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

        "FOURTH. The Corporation is authorized to issue a total of three hundred fifty-five million (355,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, three hundred fifty million (350,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

  IN WITNESS WHEREOF, William R. Robertson, Deputy Chairman of the Corporation, and David L. Zoeller, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 10, 1993.

                                             NATIONAL CITY CORPORATION

                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson
                                                 Deputy Chairman

[Seal]

                                             Attest: /s/ DAVID L. ZOELLER
                                                 -------------------------------
                                                     David L. Zoeller
                                                     Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       FIRST: That a meeting of the Directors of the Corporation was duly called and held on February 23, 1987, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth, and the addition of a new Article Seventh, of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, declaring the advisability of such proposed Amendments, and directing that such proposed Amendments be considered at the annual meeting of stockholders to be held on April 27, 1987.

       SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held on April 27, 1987, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation dated March 12, 1973, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973 reads in its entirety as follows:

        "FOURTH. The Corporation is authorized to issue a total of one hundred fifty-five million (155,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, one hundred fifty million (150,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

       THIRD: That at the same meeting the stockholders, acting pursuant to
     Section 242 of the General Corporation Law of the State of Delaware, duly adopted a new Article Seventh to the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, which new Article reads in its entirety as follows:

        "SEVENTH: No director or former director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit."

  IN WITNESS WHEREOF, William R. Robertson, Vice Chairman of the Corporation, and Theodore W. Jones, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 7, 1987.

                                             NATIONAL CITY CORPORATION

                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson
                                                 Vice Chairman

[Seal]

                                             Attest: /s/ THEODORE W. JONES
                                                 -------------------------------
                                                     Theodore W. Jones
                                                     Secretary

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL CITY CORPORATION

                            ------------------------

  The present name of the Corporation is National City Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 17, 1972. The within Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

  FIRST. The name of the Corporation is National City Corporation.

  SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, fifty million (50,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.

  Each of the shares of Common Stock, par value $8.00 per share, of the Corporation hereto authorized and now outstanding hereby is changed and converted into one share of Common Stock, par value $4.00 per share. The stated capital of the Corporation shall be the same immediately after such change and conversion as it was immediately prior thereto.

  A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:

     A. Preferred Stock:

  Shares of Preferred Stock may be issued from time to time in one or more series.

  The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article Fourth, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, provided, however, that [in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.]

     B. Common Stock:

  Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by a resolution or resolutions of the Board of Directors, (i) dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends, and (ii) each share of Common Stock will be entitled to one vote on all matters.

  FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

  SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

  IN WITNESS WHEREOF, we have hereunto set our respective hands this 7th day of May, 1984.

                                             NATIONAL CITY CORPORATION
                                             By: /s/ JULIEN L. MCCALL
                                               ---------------------------------
                                                 Julien L. McCall
                                                 Chairman of the Board

                                             Attest: /s/ DAVID W. HART
                                                 -------------------------------
                                                     David W. Hart, Secretary

                           CERTIFICATE OF CORRECTION

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL CITY CORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'Corporation'), DOES HEREBY CERTIFY, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware:

       FIRST: That on May 21, 1984, an officer of the Corporation filed with the Secretary of State of the State of Delaware on behalf of the Corporation a Restated Certificate of Incorporation dated May 7, 1984, the purpose of which was to effect an Amendment to the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, which Amendment had been duly proposed by the Directors of the Corporation and duly adopted by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware.

       SECOND: That the Restated Certificate of Incorporation dated May 7, 1984 and filed on May 21, 1984 is an inaccurate record of the corporate action referred to therein to the extent that it states that it was duly adopted in such form by the Board of Directors and stockholders of the Corporation in accordance with provisions of Delaware law, when in fact the Board of Directors and stockholders of the Corporation had, respectively, duly proposed and adopted an Amendment to the Restated Certificate of Incorporation dated March 12, 1973. The Board of Directors and stockholders of the Corporation did not adopt in such form nor authorize the filing of the Restated Certificate of Incorporation dated May 7, 1984. The Corporation was authorized to file a Certificate of Amendment of the Restated Certificate of Incorporation, setting forth the Amendment and certifying that it had been duly adopted. Attached hereto as Exhibit A is a Certificate of Amendment of the Restated Certificate of Incorporation dated March 12, 1973, which is the corrected form of the instrument that was filed on May 21, 1984.

  IN WITNESS WHEREOF, William R. Robertson, Executive Vice-President of the Corporation, and David W. Hart, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereunto on July 17, 1984.

                                             NATIONAL CITY CORPORATION
                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson
                                                 Executive Vice-President

                                             Attest: /s/ DAVID W. HART
                                                 -------------------------------
                                                     David W. Hart, Secretary
[Seal]

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       FIRST: That a meeting of the Directors of the Corporation was duly called and held on February 27, 1984, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 23, 1984.

       SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held on April 23, 1984, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation dated March 12, 1973, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973 reads in its entirety as follows:

      "FOURTH. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, fifty million (50,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

  IN WITNESS WHEREOF, William R. Robertson, Executive Vice-President of the Corporation, and David W. Hart, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 7, 1984.

                                             NATIONAL CITY CORPORATION
                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson,
                                                 Executive Vice-President

                                             Attest: /s/ DAVID W. HART
                                                 -------------------------------
                                                     David W. Hart, Secretary
[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'Corporation'), DOES HEREBY CERTIFY:

       FIRST: That a meeting of the Directors of the Corporation was duly called and held on February 23, 1987, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth, and the addition of a new Article Seventh, of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, declaring the advisability of such proposed Amendments, and directing that such proposed Amendments be considered at the annual meeting of stockholders to be held on April 27, 1987.

       SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held on April 27, 1987, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation dated March 12, 1973, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973 reads in its entirety as follows:

        "FOURTH. The Corporation is authorized to issue a total of one hundred fifty-five million (155,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, one hundred fifty million (150,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

       THIRD: That at the same meeting the stockholders, acting pursuant to
     Section 242 of the General Corporation Law of the State of Delaware, duly adopted a new Article Seventh to the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, which new Article reads in its entirety as follows:

        "SEVENTH: No director or former director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit."

  IN WITNESS WHEREOF, William R. Robertson, Vice Chairman of the Corporation, and Theodore W. Jones, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 7, 1987.

                                             NATIONAL CITY CORPORATION
                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson
                                                 Vice Chairman

                                             Attest: /s/ THEODORE W. JONES
                                                 -------------------------------
                                                     Theodore W. Jones,
                                                     Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                            ------------------------

  NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'Corporation'), DOES HEREBY CERTIFY:

       FIRST, That a meeting of the Directors of the Corporation was duly called and held on February 22, 1993, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 26, 1993.

       SECOND, THAT thereafter a meeting of the stockholders of the Corporation was duly called and held on April 26, 1993, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

        'FOURTH. The Corporation is authorized to issue a total of three hundred fifty-five million (355,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, three hundred fifty million (350,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.'

  IN WITNESS WHEREOF, William R. Robertson, Deputy Chairman of the Corporation, and David L. Zoeller, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 10, 1993.

                                             NATIONAL CITY CORPORATION
                                             By: /s/ WILLIAM R. ROBERTSON
                                               ---------------------------------
                                                 William R. Robertson
                                                 Vice Chairman

                                             Attest: /s/ DAVID L. ZOELLER
                                                 -------------------------------
                                                     David L. Zoeller, Secretary